TIDAL TRUST III 485BPOS

Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 64 and Amendment No. 67, to the Registration Statement on Form N-1A of Ned Davis Research 360 Dynamic Allocation ETF and Ned Davis Research 360 Core Equity ETF, each a series of Tidal Trust III.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

October 15, 2024